ELEVENTH BUSINESS FINANCING MODIFICATION AGREEMENT

This Eleventh Business Financing Modification Agreement (the “Amendment”) is entered into as of September 19, 2018 by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”) INUVO, INC., a Nevada corporation (“Parent”), BABYTOBEE, LLC, a New York limited liability company (“Babytobee”), KOWABUNGA MARKETING, INC., a Michigan corporation (“Kowabunga”), VERTRO, INC., a Delaware corporation (“Vertro”), ALOT, INC., a Delaware corporation (“A LOT”), and NETSEER, INC., a Nevada corporation formerly known as NETSEER ACQUISITION, INC. (“NetSeer” and together with Parent, Babytobee, Kowabunga Vertro and A LOT, each a “Borrower” and collectively, “Borrowers”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2012, by and between Borrowers and Lender, as may be amended from time to time, including by that certain First Business Financing Modification Agreement dated as of June 29, 2012, that certain Second Business Financing Modification Agreement dated as of October 11, 2012, that certain Business Financing Modification Agreement dated March 8, 2013, that certain Third Business Financing Modification Agreement dated as of March 29, 2013, that certain Fourth Business Financing Modification Agreement dated as of March 6, 2014, that certain Fifth Business Financing Modification Agreement dated as of September 20, 2014, that certain Business Financing Modification Agreement dated as of October 9, 2014, that certain Sixth Business Financing Modification Agreement dated as of September 27, 2016, that certain Seventh Business Financing Modification Agreement dated as of December 9, 2016, that certain Eighth Business Financing Modification Agreement dated as of March 27, 2017, that certain Ninth Business Financing Modification Agreement dated as of July 31, 2017, and that certain Tenth Business Financing Modification Agreement dated as of April 18, 2018 (collectively, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement. Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness" and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2. MODIFICATION(S) TO BUSINESS FINANCING AGREEMENT.

A. The following definition set forth in Section 12.1 is amended in its entirety to read as follows:

“Maturity Date” means October 20, 2018 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

3. PRO-RATED FACILITY FEE. In lieu of payment of the Facility Fee required to be paid on September 24, 2018 pursuant to Section 2.2(b) of the Business Financing Agreement, on the date hereof, Borrowers shall pay to Lender a pro-rated facility fee in the amount of $2,083.

4. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Existing Documents, and Borrower hereby represents and warrants that the representations and warranties contained in the Existing Documents are true and correct as of the date of hereof, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Modification agreements.

7. CONDITIONS PRECEDENT. The effectiveness of this Amendment is conditioned upon Borrowers’ payment of the pro-rated facility fee set forth above plus all of Lender’s out of pocket expenses incurred in connection herewith on the date hereof.

8. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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9. COUNTERSIGNATURE. This Ninth Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:	LENDER:

INUVO, INC.	WESTERN ALLIANCE BANK
By:	By:
Name:	Name:
Title:	Title:

BABYTOBEE, LLC
By:
Name:
Title:

KOWABUNGA MARKETING, INC.
By:
Name:
Title:

VERTRO, INC
By:
Name:
Title:

ALOT, INC.
By:
Name:
Title:

NETSEER, INC.
By:
Name:
Title:

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